UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2017, BTCS Inc. (the “Company”) entered into a Securities Purchase Agreement with four investors who committed $750,000 in cash and $250,000 in bitcoin in exchange for a new class of Series C-1 Convertible Preferred Stock (the “Series C-1”) and Series B Warrants exercisable at $0.135 per share (the “October Financing”). The Series C-1 is initially convertible into shares of the Company’s common stock at an effective price $0.085 per share. Both the Series C-1 and Series B Warrants are subject to adjustment in the event of future sales of the Company’s equity securities or common stock equivalents at a lower price, subject to elimination of the price protection on the Exchange Date (which is defined and described below).

The investors are three institutional investors who were also investors in the Company’s May 2017 Series C Convertible Preferred Stock (the “Series C”) financing (the “May Financing”) and the Australian entity which the Company previously announced that it had entered into a non-binding letter of intent to merge with (the “Proposed Merger”); this investor made its $250,000 investment in bitcoin (59.381 BTC). The Proposed Merger is still pending and subject to the same contingencies previously announced. Further, the Company can provide no assurances or guarantees it will be able to consummate the Proposed Merger. The terms of the Series C-1 and the Series B Warrants are essentially identical to the May Financing, except that the May Financing had three types of warrants rather than one. The offering is continuing up to a maximum of $1,500,000 in cash, bitcoin and/or ethereum.

At the closing of the October Financing, the institutional investors agreed to release $100,000 from escrow in order to permit the Company to pay its auditors and other expenses (the “First Closing”). Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer and Michal Handerhan our Chief Operating Officer (collectively the “Officers”) will not receive any proceeds from the First Closing towards owed out of pocket expenses of approximately $13,000 and accrued and unpaid salaries of approximately $110,000 associated with the Company’s failure to make payroll since July 1, 2017. If the Company does not file its Form 10-Q for the six months ended June 30, 2017 (the “10Q”) within two weeks of the First Closing, the remaining $650,000 of cash (which is being held in escrow) and $250,000 of bitcoin (held by the Company) (collectively the “Remaining Funds”) will be returned to the investors; however, one institutional investor has the power to extend this two week period if it determines the Company is making progress with regard to the 10-Q filing. If the Company files the 10Q prior to the two week period (as extended) then the escrow agent will release the Remaining Funds to the Company and the Company will have no obligation to return any funds (the “Second Closing”). The following table details the total number of shares of the Company’s common stock potentially issuable as a result of the October Financing.

Common Stock Underlying:	First Closing of $100,000	Second Closing of $900,000	Additional investment of up to $500,000
Series C-1	1,176,600	10,588,800	5,882,400
Series B Warrants	1,176,600	10,588,800	5,882,400
Total	2,353,200	21,177,600	11,764,800

The Company and the investors also entered into a letter agreement (the “Side Letter”) which provided for various waivers of certain investor protection provisions within the May Financing and the October Financing in order to permit the Proposed Merger to occur. The following are the key elements of the Side Letter:

●	The investors agreed to eliminate various investor protective provisions from the May Financing. However, the representations and warranties and indemnification provisions in the May Financing Securities Purchase Agreement (the “May SPA”), limitations on the issuance of preferred stock (except in connection with the Proposed Merger) and variable rate financings remain, and the investors’ right of first refusal will expire nine months following the closing of the Proposed Merger.

●

91 Days following the closing of the Proposed Merger (the “Exchange Date”), the Series C and Series C-1 shall each be exchanged for Series B Convertible Preferred Stock (the “Newly Issued Series B”) identical to that issued in March 2017. The Series B is similar to the outstanding common stock, except for its containing a standard 4.99% beneficial ownership blocker.

●	On the Exchange Date, the provision of the May SPA blocking the issuance of preferred stock and precluding the Company from engaging in variable rate transactions expires.

●	All of the provisions of the October Financing Securities Purchase Agreement expire except for the representations and warranties and indemnification provisions.

●	On the Exchange Date, all anti-dilution and price protections for the investors in the May and October Financings expire.

●

Until the Exchange Date, the Company must maintain a 300% share reserve for the common stock issuable under all outstanding Newly Issued Series B, Series C and Series C-1 Preferred Stock or if it fails to do so it must on the Exchange Date issue the affected investors a one-time grant of 20% of the Newly Issued Series B.

●	Beginning on the Exchange Date, for a nine month period, if the Company fails to meet 11 targets, it must issue any affected investors a one-time grant of 20% of the newly issued Series B. These targets include the failure to timely file a Form 10-Q within 15 days after its due date, failure to post XBRL on its website, suspension of trading, delays in delivering common stock upon conversion of Series B or exercise of warrants and any delay in removing restrictive legends.

For further information, investors should review the Series C-1 Certificate of Designation, the form of Series B Warrant, the form of Series C-1 Securities Purchase Agreement, and the Side Letter, which are attached as Exhibits 3.1, 10.1, 10.2, and 10.3 herein.

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Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Series C-1 shares and the Series B Warrants is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The institutional investors previously invested in securities of the Company, the Australian investor has entered into a non-binding term sheet with respect to the Proposed Merger, the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the securities and has not offered securities to the public in connection with such issuance and sale. Each investor represented that it is an accredited investor and purchased the securities for investment and not with a view to distribution.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the October Financing the Officers have both notified the Company that in the event the Company is: i) unable to effectuate the Second Closing of this financing, or ii) unable to consummate the Proposed Merger they intend to terminate their employment and resign as officers and directors of the Company.

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

On October 4, 2017, the Company filed the Certificate of Designation with the Nevada Secretary of State. The Certificate of Designation authorized the Company to issue the shares of Series C-1. The disclosure regarding the Series C-1 contained under Item 1.01 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Series C-1 Certificate of Designation

10.1	Form of Series B Warrant

10.2	Form of Series C-1 Securities Purchase Agreement

10.3	Form of Side Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: October 10, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer

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